UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                ----------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 2005
                                ----------------

                            MEXCO ENERGY CORPORATION
             (Exact Name of Registrant as specified in its charter)
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           Colorado                     0-6694                  84-0627918
           --------                     ------                  ----------
(State or other jurisdiction         (Commission             (I.R.S. Employer
       of Incorporation)             File Number)           Identification No.)


       214 W. Texas, Suite 1101, Midland, TX                      79701
       -------------------------------------                      -----
     (Address of Principal Executive Offices)                   (Zip Code)

         Registrant's telephone number, including area code 432-682-1119
                                                            ------------

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers. (b) By letters dated November 9, 2004 and March 26, 2005, William Duncan notified registrant of his retirement from the Board of Directors, Compensation Committee, and as Chairman of the Audit Committee in order to devote more of his time to other projects. Such resignation was accepted on March 30, 2005. Mr. Duncan said he had no disagreements with the registrant on any matter relating to its operations, policies or practices.

Mexco Energy Corporation's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

(d) On March 30, 2005, the Board of Directors appointed Jeffry A. Smith as a director of the registrant and a member of the Audit and Compensation Committees. Mr. Smith, age 58, will serve as a director until the registrant's 2005 Annual Meeting of Shareholders when he will stand for re-election. Mr. Smith is a petroleum geologist and currently a consultant for various oil and gas companies.


SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        MEXCO ENERGY CORPORATION


Date:  March 30, 2005                   By: /s/  Tamala L. McComic
                                            ------------------------------------
                                            Vice President, Treasurer and
                                            Chief Financial Officer